COMPENSATION AGREEMENT
                             ----------------------


         THIS COMPENSATION AGREEMENT (this "Agreement"), made and entered into as of _____________, 1996, is by and between ILC Technology, Inc., a California corporation with its principal offices in Sunnyvale, California (the "Company"), and _______________, an individual residing in _______________, California ("Employee").


                                R E C I T A L S:
                                ----------------

A.  Employee serves as an officer or employee of the Company; and

B. The Company desires to retain the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Company and its subsidiaries are extremely valuable to the Company; and

C. The Board of Directors of the Company (the "Board") and the Compensation Committee (the "Committee") of the Board recognize that the continuing possibility of an acquisition proposal, including unsolicited tender offer or other takeover bid, for the Company may be unsettling to Employee and other senior executives of the Company, and that uncertainty as to the Employee's future position with the Company and future compensation could affect Employee's objectivity in assessing and advising the Board with respect to the proposal and could detract from Employee's continuing performance and willingness to remain with the Company; and

D. The Board and the Committee believe it is in the best interests of the Company and its shareholders to adopt a compensation arrangement that, should the Company receives any acquisition proposals from third parties, will enable Employee, without being influenced by the uncertainties of Employees' own situation, to continue the faithful performance of Employee's duties to the Company, to assess and advise the Board objectively whether such proposals would be in the best interests of the Company and its shareholders and to take such other action regarding such proposals as the Board might determine to be appropriate.

E. The Board and the Committee also wish to demonstrate to Employee and other senior employees of the Company that the Company is concerned with the welfare of its employees and intends to see that loyal employees are treated fairly in respect of their past service on behalf of the Company and their continuing value to the Company.

F. In view of the foregoing and in further consideration of Employee's continued employment with the Company, the Board and the Committee have determined that it is in the best interests of the Company and its shareholders for the Company to agree to pay Employee the compensation set forth below in the event Employee should leave the employ of the Company under certain circumstances, as set forth below;

                                                                       428044.2

     NOW, THEREFORE, in consideration of the mutual agreements and promises of the parties, the parties hereby agree as follows:

1. Term. This Agreement shall terminate upon the earliest of (a) three years from the date hereof if a Change in Control of the Company (as defined herein) has not occurred within such three year period, (b) the termination of Employee's employment with the Company (i) prior to a Change in Control of the Company or (ii) after a Change in Control of the Company, if such termination is based upon Employee's death, Employee's Disability (as defined herein), Cause (as defined herein) or Employee's Retirement (as defined herein) or is the result of Employee's voluntary resignation for Good Reason (as defined herein) or (c) two years after the date of a Change in Control of the Company.

2. Change in Control. No compensation shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company while the Employee is still an employee of the Company, and (b) Employee's employment shall thereafter have terminated (i) involuntarily for reasons other than death, Disability, Retirement or Cause, or (ii) voluntarily for Good Reason. For purposes of this Agreement, a "Change in Control of the Company" shall mean any of the following:

     (a) A consolidation or merger of the Company in which the Company is not the continuing or surviving company, other than a transaction (1) the sole purpose of which is to change the state of incorporation of the Company, (2) in which the proportionate beneficial ownership (as determined immediately prior to such consolidation or merger) of the combined voting power of the outstanding shares of the Company and combined voting power of the outstanding shares (or other voting interests) of the surviving company remains substantially unchanged or
          (3) in which the Company is effectively the continuing or surviving corporation but changes its name to that of the other company (or to another name);

     (b) A consolidation merger or other acquisition of the Company in which the Company becomes a subsidiary of another person and resulting in less than 51% of the outstanding voting shares (or other voting interests) of such other person being held, immediately after such merger or consolidation, by the holders of voting shares of the Company immediately prior to such consolidation, merger or acquisition;

     (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding shares, unless, within 30 days after notice to the Company of such event, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of this Agreement no Change in Control of the Company shall be deemed to have occurred (which resolution may be revoked by the Board at any time, in which case a Change in Control of the Company will be deemed to have occurred as of the date such revocation becomes effective);

     (d) During any period of two consecutive years, members who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's shareholders, of each director is approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or


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




     (e) An acquisition of all or substantially all of the assets of the Company or the acquisition of the Company pursuant to a tender or exchange offer resulting in less than 51% of the outstanding voting shares of the surviving corporation being held, immediately after such acquisition or offer, by the holders of the voting shares of the Company outstanding immediately prior to such acquisition or offer.

3. Termination After Change in Control. If, within two years after a Change in Control of the Company, Employee's employment with the Company is terminated
(i)  by  the  Company  for  reasons  other  than  Employee's  death,  Employee's
Disability or Cause, or (ii) by Employee upon Retirement or for Good Reason, then Employee will be entitled to the benefits provided in Section 4 hereof.

     (a) "Disability," as used in this Agreement, means a physical or mental illness or injury which, as determined an independent physician, continuously prevents Employee from performing Employee's duties with the Company for a period of six months prior to termination.

     (b) "Cause," as used in this Agreement, means (i) gross negligence, (ii) material dishonesty, (iii) violation of any reasonable rule or regulation of the Board that results in significant damage to the Company, and with respect to which Employee fails to correct within a reasonable time, (iv) Employee's continued failure to perform Employee's duties with the Company (other than such failure resulting from incapacity due to physical or mental illness), after Employee shall have been given written demand for such performance setting forth the specific respects in which Employee is deemed not to have satisfactorily performed such duties, (v) Employee's willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company, (vi) Employee's committing a felony or an act of fraud against the Company or its affiliates, or (vii) Employee's breaching materially the terms of Employee's employee confidentiality and proprietary information agreement with the Company. No act, or failure to act, by Employee shall be considered "willful" if done, or omitted to be done, by Employee in Employee's good faith and reasonable belief that such act or omission was in the best interest of the Company or required by applicable law. Cause shall be determined only by the affirmative vote of a majority of the authorized number of the Board of Directors at a meeting for which notice has been given that it is proposed to consider the issue or at a meeting occurring not less than seven days after a meeting at which one or more directors indicates an intention to present a motion to such effect. Notice of such meeting shall be provided promptly to Employee, and Employee, together with Employee's counsel, shall be given an opportunity to be heard before the Board. No termination of Employee for Cause shall be effective until the Board shall have delivered to Employee a Notice of Termination.

     (c) "Notice of Termination," as used in this Agreement, means a written notice that shall indicate those specific termination provisions in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated and shall state that, in the good faith opinion of the Board, the Company has Cause (as defined above) to terminate Employee. For purposes of this Agreement, no purported termination by the Company shall be effective without Employee's being furnished a Notice of Termination.

     (d) "Date of Termination," as used in this Agreement, means the effective date of Employee's termination of employment.

     (e) "Retirement," as used in this Agreement, means the voluntary termination of Employee's employment with the Company in accordance with the Company's retirement policy as of the date of this Agreement, including (at Employee's election, set forth in writing) early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's written consent with respect to Employee. (f) "Good Reason," as used in this Agreement, means the occurrence of one of the following events within two years after a Change in Control of the Company and without Employee's express written consent:

          (i) The assignment by the Company to Employee of any duties that materially diminish the position held by Employee or the duties assigned to Employee immediately prior to the Change in Control of the Company, or a significant reduction in Employee's responsibilities, titles or positions as in effect immediately prior to a Change in Control or the Company;

          (ii) A reduction by the Company in Employee's base salary as in effect immediately prior to the Change in Control of the Company; provided that any reduction in base salary that occurs in connection with an across-the-board reduction in the level of base salaries payable to the Company's executive officers or senior management (or the executive officers or senior management of a successor to the Company) as part of a general cost-cutting program shall not constitute Good Reason unless it reduces Employee's annual compensation by more than 10%;

          (iii)Failure to include Employee in the executive incentive and benefit programs in which other executives of the Company at the same level participate; or a material reduction in the benefits made available to Employee by the Company under any employee benefit plan or any life, health, accident, disability or similar plan, or any material reduction in vacation benefits, as compared to such benefits made available to Employee immediately prior to the Change in Control of the Company, unless the benefits made available to Employee after such Change in Control of the Company are no less favorable to Employee than the benefits then made available by the Company to the other employees of the Company whose positions and seniority with the Company are similar to the position and seniority of Employee.

          (iv) The requirement by the Company that Employee be based anywhere other than within a 50-mile radius of Employee's location immediately prior to the Change in Control of the Company, except for required travel on the Company's business to an extent substantially consistent with Employee's duties;

          (v) The failure of any successor of the Company to assume the Company's obligations under this Agreement, as provided in
               Section 5.

Any occurrence described in (i), (ii), (iii) or (iv) of this Section 3(f) that is caused by the termination of Employee's employment by Employer voluntarily or by the Company for cause or as a result of Employee's death or disability shall not constitute Good Reason.

4.   Certain Benefits upon Termination of Employment.

     (a) If Employee's employment with the Company terminates pursuant to the provisions of Section 3(a), then Employee shall be entitled to the benefits set forth below:

          (i) The Company shall pay to Employee the amount of Employee's full base salary (which, for the purposes of this Agreement, shall not include any bonuses or other forms of compensation) through the Date of Termination at the rate in effect at the time Notice of Termination is given plus credit for any vacation earned but not taken and the amount, if any, of any bonus or incentive compensation for a past fiscal year that has been awarded but not yet paid to Employee;

          (ii) The Company shall pay to Employee in a lump sum, in cash, on the fifth business day following the Date of Termination (the "Termination Payment") an amount equal to % of the amount of Employee's annual full base salary at Employee's salary rate at the time Notice of Termination is given;

          (iii)Employee's participation in, and terminating distributions and vested rights under, any applicable retirement plan, profit sharing plan and stock incentive plan of the Company shall be governed by the terms of those respective plans;

          (iv) Any benefits of indemnification provided by the Bylaws of the Company or under any agreement with Employee shall be continued for the benefit of Employee for such period of time after termination as may be necessary until any action for which indemnification would otherwise be available is barred by the applicable statute of limitation, and, to the extent required under the Bylaws or any such agreement, any directors' and officers' liability insurance that may be maintained by the Company and outstanding on the date of termination shall be continued for the benefit of Employee for such reasonable period of time as may be determined by the Board to afford protection to Employee; and

          (v) The Company shall pay all reasonable legal fees and expenses that Employee may incur as a result of the Company's contesting the validity, enforceability or Employee's interpretation of, or determinations under, this Agreement, provided such dispute is finally determined substantially in Employee's favor.

     (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any payment or benefit received or to be received by Employee in connection with a Change in Control of the Company or the termination of Employee's employment, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (collectively, the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Total Payments shall be reduced to the largest amount that would result in no portion of such benefits being subject to the excise tax imposed by

          Section 4999 of the Code. The determination of any reduction in the benefits available under this Section pursuant to the foregoing shall be made by the Company in good faith and any such reduction shall reduce first the cash payable under Section 4 of this Agreement. For purposes of this limitation: (i) no portion of the Total Payments, the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the Termination Payment, shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company and reasonably acceptable to Employee, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; (iii) the Termination Payment shall be reduced only to the extent necessary so that the Total Payments (excluding payments referred to in clause (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(G)(d)(3) and (4) of the Code and the regulations thereunder.

     (c) Employee's benefits hereunder shall be considered payment in consideration of Employee's past service and continued service from the date hereof, and Employee's entitlement thereto shall not be (i) governed by any duty of Employee to mitigate damages by seeking further employment or (ii) offset by any compensation that Employee may received from future employment.

     (d) In the event that Employee's employment with the Company is terminated in a manner so that the benefits under this Section 4 become payable to Employee, the arrangements provided for by this Section 4, by any stock option or other agreement between the Company and Employee in effect at the time and by any other applicable plan of the Company shall constitute the entire obligation of the Company to Employee and performance thereof shall constitute full settlement of any claim that Employee might otherwise assert against the Company on account of such termination.

5.   Successor to the Company.

     (a) The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, absolutely and unconditionally to assume (including an assumption by operation of law) all the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Upon such assumption, such successor or assignee shall be bound by the provisions of this Agreement as if it were the Company and, thereupon, the term "Company", as used herein, shall be deemed to include such successor or assignee. Any failure of such successor or assignee to assume such obligations prior to the effectiveness of any such succession or assignment shall be deemed a material breach of this Agreement by the Company and shall entitle Employee to terminate Employee's employment voluntarily for Good Reason, as provided in
          Section 3(f).



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



     (b) If during the term of this Agreement Employee is employed by a subsidiary of the Company (including any company a majority of the voting securities of which is then owned, directly or indirectly, by the Company), the term "Company" as used in Sections 3 and 4 will include such employer and the Company shall pay or cause such employer to pay any amounts owed to Employee pursuant to Section 4.

     (c) The rights of Employee under this Agreement are personal to Employee and may not be assigned by Employee. However, such rights shall inure to the benefit of, and this Agreement shall be enforceable by, Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee, or, if there is no such designee, to Employee's estate.

6. Approval by Company. This Agreement has been approved by the Board in accordance with the authority granted and restrictions imposed by action of the Board. It shall be executed by the President or other duly qualified officer. Upon request, the Company shall furnish Employee with a certified copy of the portion of the minutes of the meeting of the Board approving this Agreement and authorizing such execution.

7. Modification. Any alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless made in writing and signed by the parties hereto.

8. No Employment Rights. This Agreement does not extend to Employee any right to continued employment with the Company or any subsidiary of the Company, nor does it limit the Company's right to terminate Employee's employment at any time. This Agreement does not create a trust of any kind or any fiduciary relationship.

9. No Assignment of Rights. Employee's rights under this Agreement shall be nontransferable except by will or the laws of descent and distribution.

10. Unfunded Agreement. This Agreement is not intended to meet the qualification requirements of Section 401 of the Code. Neither the Company nor the Board shall be required to segregate any assets with respect to amounts payable under this Agreement. Neither the Company nor the Board shall be deemed to be a trustee of any amounts to be paid under this Agreement. All benefits under this Agreement shall be payable solely from the general assets of the Company or any appropriate subsidiary, and no obligation created by this Agreement shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

11.  Severability.  Any  provision  in  this  Agreement  that is  prohibited  or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.

12. Construction. This Agreement shall be governed by the laws of the State of California applicable to contracts made and to be performed in California.

13. Confidentiality. Employee shall retain in confidence any and all confidential information known to Employee concerning the Company, its business any subsidiary of the Company or the business of any such subsidiary, so long as such information is not otherwise publicly disclosed. This Section 13 shall not supersede any other nondisclosure or confidentiality agreement between Employee and the Company or any such subsidiary.

14. Sole Agreement. This Agreement represents the entire agreement between Employee and the Company and (except for Section 13) supersedes any and all prior concurrent (a) agreements, amendments, memoranda and understandings between the Company and Employee with respect to the subject matter hereof and (b) any representations by or on behalf of the Company or Employee with respect to the subject matter hereof.

15. Waiver. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

16. Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same agreement.

17. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered, deposited with a commercial courier, fees prepaid, or mailed by first class United States mail, postage prepaid, as follows:

         If to the Company:                 ILC Technology, Inc.
                                            399 Java Drive
                                            Sunnyvale, California 94089


         If to Employee:



Either party may change its address for receipt of notices by written notice to the other party, which shall be effective upon receipt.

         IN WITNESS WHEREOF, the parties hereto have executed this Compensation Agreement the day and year first above written.


EMPLOYEE                                             ILC TECHNOLOGY, INC.


                                                     By:
[Employee Signature]



                                                    Title:







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